UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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VIRIDIAN THERAPEUTICS, INC.
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(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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TM
VIRIDIAN THERAPEUTICS, INC.
6200 LOOKOUT ROAD
BOULDER, CO 80301
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 3, 2021
Notice is hereby given that the 2021 Annual Meeting of the Stockholders (the “Annual Meeting”) of VIRIDIAN THERAPEUTICS, INC., a Delaware corporation (the “Company”), will be held as a virtual stockholder meeting at 10:00 a.m. Mountain Time on Thursday, June 3, 2021 to consider and take action upon the following matters.
(1)    To elect the director nominees named in the proxy statement, each to serve until the next annual meeting and their successors are duly elected and qualified, or each to serve for staggered terms ending at the 2022, 2023, and 2024 annual meetings, if Proposal 4 is approved.
(2)    To ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.
(3)    To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.
(4)    To approve an amendment to the Company’s restated certificate of incorporation to classify the Board of Directors into three classes, with directors in each class to serve staggered three-year terms.
(5)    To conduct any other business properly brought before the meeting.
Only stockholders of record at the close of business on April 15, 2021 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/VRDN2021.
All stockholders as of the record date are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. Stockholders can help the Company avoid unnecessary expense and delay by promptly returning the enclosed proxy card. The business of the Annual Meeting to be acted upon by the stockholders cannot be transacted unless a majority of the outstanding shares of common stock of the Company is represented at the Annual Meeting.
By Order of the Board of Directors,
/s/ Jonathan Violin
Jonathan Violin, Ph.D.
President and Chief Executive Officer
Boulder, CO
April 30, 2021

2

VIRIDIAN THERAPEUTICS, INC.
6200 LOOKOUT ROAD
BOULDER, CO 80301
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2021
INTRODUCTION
This proxy statement (the “Proxy Statement”) is being furnished to stockholders by the Board of Directors (the “Board”) of Viridian Therapeutics, Inc. (the “Company”) in connection with the solicitation of proxies by the Board for use at the 2021 annual meeting of stockholders of the Company to be held on June 3, 2021 at 10:00 a.m. Mountain Time, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of 2021 Annual Meeting of Stockholders. The Annual Meeting will be held as a virtual (online-only) meeting. You may attend the Annual Meeting, vote and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/VRDN2021.
A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted as follows:
(1)    FOR the election of the director nominees named in this Proxy Statement, each to serve until the next annual meeting and their successors are duly elected and qualified, or each to serve for staggered terms ending at the 2022, 2023, and 2024 annual meetings, if Proposal 4 is approved (“Proposal 1”);
(2)    FOR ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (“Proposal 2”);
(3)    FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers (“Proposal 3”); and
(4)    FOR the approval of an amendment to the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) to classify the Board of Directors into three classes, with directors in each class to serve staggered three-year terms (“Proposal 4”).
With respect to such other business which may properly come before the Annual Meeting or any adjournment thereof, votes will be cast in the discretion of the appointed proxies.
These proxy materials are first being sent or made available to stockholders on or about April 30, 2021.
On October 27, 2020, we acquired Viridian Therapeutics (“Private Viridian”) pursuant to an agreement and plan of merger (the “Merger”), and we changed our name to Viridian Therapeutics, Inc. on January 20, 2021. References in this Proxy Statement to the “Company,” “we,” “our” and “us” are references to Viridian Therapeutics, Inc.
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it to us. If you own your shares through a broker, bank or other nominee, please return your voting instruction form to your broker, bank or nominee, or use the electronic voting means described below to vote your shares.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these proxy materials?
You are receiving these proxy materials, including this Proxy Statement, the 2020 Annual Report and the proxy card or voting instruction form, in connection with the solicitation of proxies by the Board for use at the Annual Meeting to be held on June 3, 2021 at 10:00 a.m. Mountain Time, and all adjournments or postponements thereof. The Annual Meeting will be held as a virtual (online-only) meeting. You may attend the Annual Meeting, vote and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/VRDN2021.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 15, 2021 (the “Record Date”) are entitled to notice of, and to vote on, the proposals described in this Proxy Statement at the Annual Meeting. At the close of business on the Record Date, 7,231,370 shares of our common stock were issued and outstanding.
What is the difference between holding shares of common stock as a stockholder of record and as a beneficial owner?
Stockholder of Record: Shares of Common Stock Registered in Your Name
If your shares of common stock are registered directly in your name with our transfer agent, Vstock Transfer, LLC, you are considered to be, with respect to those shares of common stock, the stockholder of record, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.
What am I voting on?
The proposals to be voted on at the Annual Meeting are as follows:
(1)Election of the four director nominees named in this Proxy Statement, each to serve until the next annual meeting and their successors are duly elected and qualified, or each to serve for staggered terms ending at the 2022, 2023, and 2024 annual meetings, if Proposal 4 is approved.
(2)Ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.
(3)Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.
(4)Approval of an amendment to the Company’s Certificate of Incorporation to classify the Board into three classes, with directors in each class to serve staggered three-year terms.
How does the Board recommend that I vote?
The Board recommends that you vote your shares of common stock “FOR” all director nominees named in Proposal 1 and “FOR” Proposals 2, 3 and 4.

What if another matter is properly brought before the meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.
How many votes do I have?
Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting. Shares of common stock cannot be voted at the Annual Meeting unless the holder thereof is virtually present or represented by proxy.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares of common stock are voted.
How do I vote?
Stockholder of Record: Shares of Common Stock Registered in Your Name
If your shares are registered in your name, you may vote by one of the following methods:
1.Vote at the Annual Meeting: Attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VRDN2021. Please have your 16-Digit Control Number available to join the Annual Meeting. Instructions on how to attend and vote online during the Annual Meeting, including how to demonstrate your stock ownership, are posted at www.virtualshareholdermeeting.com/VRDN2021.
2.Vote by Mail: Complete, sign and date the proxy card and return it promptly by mail in the envelope provided. If you return your completed and signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
3.Vote by Telephone: Call 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from your proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 2, 2021 to be counted.
4.Vote by Internet: Go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Company number and control number from your proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on June 2, 2021 to be counted.
Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still virtually attend the Annual Meeting and vote even if you have already voted by proxy.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner of shares of common stock held in “street name,” you may vote your shares online during the virtual Annual Meeting or you may direct your broker, fiduciary or custodian on how to vote in advance of the Annual Meeting by following the instructions they provide.

What happens if I do not vote?
Stockholder of Record: Shares of Common Stock Registered in Your Name
If you are the stockholder of record and do not vote by attending the Annual Meeting virtually, vote by proxy using the enclosed proxy card or vote by proxy via telephone or the Internet, your shares of common stock will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner of shares of common stock held in “street name” and do not direct your broker, fiduciary or custodian how to vote your shares of common stock, your broker, fiduciary or custodian will only be able to vote your shares of common stock with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares of common stock with respect to “non-routine” proposals. Such inability of your broker, fiduciary or custodian to vote on a “non-routine” proposal for which no instruction is received from the beneficial owner is referred to as a “broker non-vote.”
What if I sign and return a proxy card or otherwise vote but do not indicate specific choices?
Stockholder of Record: Shares of Common Stock Registered in Your Name
The shares of common stock represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the stockholder of record and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares of common stock in accordance with the recommendations of the Board. Your shares of common stock will be counted toward the quorum requirement.
Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner of shares of common stock held in “street name” and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary or custodian will only be able to vote your shares of common stock with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares of common stock with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares of Common Stock Registered in Your Name
Yes. You can revoke your proxy or change your vote at any time before the final vote at the meeting. If your shares are registered in your name, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date than the original proxy card.
•You may grant a subsequent proxy by telephone or through the Internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary at 6200 Lookout Road, Boulder, CO 80301.
•You may attend the virtual Annual Meeting and vote online. Simply attending the virtual Annual Meeting will not, by itself, revoke your proxy.
Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner of shares of common stock held in “street name,” you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the virtual Annual Meeting or represented by proxy. On the Record Date, there were 7,231,370 shares outstanding and entitled to vote. Thus, the holders of 3,615,686 shares must be present or represented by proxy at the virtual Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the virtual Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the holders of a majority of shares present at the virtual Annual Meeting or represented by proxy may adjourn the meeting to another date.
How many votes are required to approve each proposal and how are votes counted?
Proposal 1: Election of Directors
A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” the applicable seat on the board of directors. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes and votes that are withheld will not be counted as votes cast on the matter and have no effect on the outcome of the election. We do not have cumulative voting rights for the election of directors.
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2021. Abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Proposal 3: Advisory Approval of Executive Compensation
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the advisory approval of executive compensation. Broker non-votes and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Proposal 4: Approval of an Amendment to Certificate of Incorporation to Classify the Board
The affirmative vote of the holders of shares of common stock representing a majority of the shares outstanding on the Record Date is required for the approval of an amendment to certificate of incorporation to classify the board. Broker non-votes and abstentions will have the same effect as votes against this proposal.
Who will count the votes?
Broadridge Financial Solutions, Inc. has been engaged to tabulate stockholder votes and act as an independent inspector of elections for the Annual Meeting.

How can I participate in the virtual Annual Meeting?
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the meeting. To participate in the virtual meeting, including to vote your shares electronically, submit questions and view our list of stockholders as of the Record Date during the meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/VRDN2021, enter the 16-digit control number found on your proxy card, and follow the instructions on the website. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
The meeting webcast will begin promptly at 10:00 a.m. Mountain Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we have retained Georgeson, LLC to assist us in the solicitation of proxies. We will bear the costs of such solicitation. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2021, to our Secretary at 6200 Lookout Road, Boulder, CO 80301. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so by no earlier than March 5, 2022, and no later than April 4, 2022. Any nominations for director or any proposal submission must comply with the requirements of our Bylaws. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1: ELECTION OF DIRECTORS
At the Annual Meeting, the stockholders will vote to elect the four director nominees named in this Proxy Statement to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If Proposal 4 is approved, then the director nominees, subject to their individual election at the Annual Meeting, will be allocated among three classes as further described in Proposal 4.
Our Board has unanimously nominated Jonathan Violin, Ph.D., Peter Harwin, Tomas Kiselak, and Arlene M. Morris for election to our Board. Each of the nominees is currently a director of the Company. Ms. Morris was previously elected by the stockholders at the 2020 Annual Meeting, Messrs. Harwin and Kiselak joined the Board in October 2020 in connection with the Merger, and Dr. Violin joined the Board in January 2021 when he was appointed as Chief Executive Officer of the Company. Two of our current directors, Jeffrey S. Hatfield and Joseph Turner, will not be standing for re-election to the Board of Directors and their terms will expire at the Annual Meeting. Upon the expiration of their terms, the authorized size of our Board of Directors will be reduced to four members.
For more information about each nominee, see the section titled “Directors, Executive Officers and Corporate Governance” in this Proxy Statement.
The director nominees have indicated that they are willing and able to serve as directors. If any of the director nominees becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.
Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the four nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees.
Board Recommendation
The Board recommends a vote “FOR” the election of each of the director nominees.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Director Nominees
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes, or skills of each nominee that led the Nominating and Corporate Governance Committee of the Board to recommend that person as a nominee for director.
Our Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct our business. To that end, our Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the overall composition of our Board with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities that our Nominating and Corporate Governance Committee views as critical to the effective functioning of our Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes, or skills of each director or nominee that led our Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on our Board. However, each of the members of our Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for our Board, and these views may differ from the views of other members.
The following table lists the names and ages of each continuing member of the Board:

Name	Age	Position(s)
Jonathan Violin, Ph.D.	45	President, Chief Executive Officer and Director
Peter Harwin(1)(3)	35	Director
Tomas Kiselak(2)(3)	35	Director
Arlene M. Morris(2)(3)	69	Director
____________________
(1)    Member of the Audit Committee
(2)    Member of the Compensation Committee
(3)    Member of the Nominating and Corporate Governance Committee
Jonathan Violin, Ph.D. Dr. Violin has served as a member of our Board and as our President and Chief Executive Officer since January 2021 and was previously our President and Chief Operating Officer from October 2020 until January 2021. Prior to the Merger, Dr. Violin was the co-founder of Private Viridian and led Private Viridian’s operations since April 2020. In May 2019, Dr. Violin co-founded Dianthus Therapeutics, Inc., a biotechnology company. He also co-founded Quellis Biosciences, Inc., a biotechnology company (recently acquired by Catabasis Pharmaceuticals, Inc.), in 2018, where he served as Treasurer and Secretary from December 2018 to January 2021, and as President from December 2018 to December 2020, and since January 2021, has served on the board of directors of Catabasis Pharmaceuticals, a public biopharmaceutical company. Prior to that, he co-founded and helped lead Trevena Inc., a biotechnology company, in various roles from 2008 until November 2018, most recently as SVP, Scientific Affairs and Investor Relations Officer. Dr. Violin holds a Ph.D. from the Department of Pharmacology Biomedical Sciences Program at the University of California, San Diego, a Master of Business Administration with a concentration in Health Sector Management from the Fuqua School of Business at Duke University, and a Bachelor of Sciences in Chemical Pharmacology from Duke University.
We believe that Dr. Violin’s role as our Chief Executive Officer, prior role as Chief Operating Officer, and extensive experience and innovations in the field of biotechnology enable him to bring a unique perspective to our Board. In addition, Dr. Violin’s academic expertise and accomplishments provide the Board with in-depth product and field knowledge.
Peter Harwin. Mr. Harwin has served as a member of our Board since October 2020. Mr. Harwin is currently a managing member at Fairmount Funds Management LLC, a healthcare investment fund he co-founded in April 2016. Prior to Fairmount, Mr. Harwin served as a member of the investment team at Boxer Capital, LLC, a private biotechnology investment fund as part of the Tavistock Group, based in San Diego, most recently serving as a senior member of the team. In addition to his responsibilities at Fairmount, Mr. Harwin serves as a strategic advisor to biotechnology companies Quellis Biosciences Inc. and Dianthus Therapeutics, Inc. Mr. Harwin currently serves as Chairman of the Board for Cogent Biosciences, Inc., a publicly-traded biopharmaceutical company. He received his Bachelor of Business Administration degree from Emory University.
We believe Mr. Harwin is qualified to serve on our Board based on his experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.
Tomas Kiselak. Mr. Kiselak has served as a member of our Board since October 2020. Mr. Kiselak is currently a managing member at Fairmount Funds Management LLC, a healthcare investment fund he co-founded in April 2016. Prior to Fairmount, Mr. Kiselak served as a managing director at RA Capital Management LLC, a healthcare and life science investment manager based in Boston. In addition to his responsibilities at Fairmount. Mr. Kiselak serves as a strategic advisor to Dianthus Therapeutics, Inc., a biotechnology company, and on the board of directors of Zenas BioPharma Limited, a biopharmaceutical company. He received his Bachelor of Arts degree in Neuroscience and Economics from Amherst College.
We believe Mr. Kiselak is qualified to serve on our Board due to his experience advising biotechnology companies and as a manager of funds specializing in the area of life sciences.
Arlene M. Morris. Ms. Morris has served as a member of our Board since January 2018. Ms. Morris has served as Chief Executive Officer at Willow Advisors, LLC, a consultancy advising biotech companies on financing, strategy, and business development, since May 2015. From April 2012 until May 2015, Ms. Morris served as the Chief Executive Officer of Syndax Pharmaceuticals, Inc., a privately-held oncology company focused on the development and commercialization of therapies for treatment-resistant cancers. She also served as a member of the Syndax Pharmaceuticals board of directors from June 2011 until May 2015. From 2003 to January 2011, Ms. Morris served as the President, Chief Executive Officer, and a member of the board of directors of Affymax, Inc., a publicly-traded biotechnology company. Ms. Morris also held various management and executive positions at Clearview Projects, Inc., a corporate advisory firm; Coulter Pharmaceutical, Inc., a publicly-traded pharmaceutical company; Scios Inc., a publicly-traded biopharmaceutical company; and Johnson & Johnson, a publicly-traded healthcare company. She is currently a member of the board of directors of Viveve Medical, Inc., a publicly-traded medical device company; Palatin Technologies, a publicly-traded biotechnology company; and Cogent Biosciences, Inc., a publicly-traded biopharmaceutical company. She was a director of Biodel Inc., a publicly-traded specialty pharmaceutical company, from 2015 until its merger with Albireo Limited in 2016; and Dimension Therapeutics, a publicly-traded gene therapy company, until it was acquired by Ultragenyx in 2017. She is currently a director emeritus for the Foundation for Research and Development at the Medical University of South Carolina and as a trustee of Carlow University. Ms. Morris received a B.A. in biology and chemistry from Carlow College.
We believe Ms. Morris is qualified to serve on our Board due to her relevant industry experience and a breadth of expertise from past and continued service on the boards of directors of publicly-traded biotechnology companies, which enable her to contribute important strategic insight to the Board.
Executive Officers
The following table lists the names, ages, and positions of the individuals who are currently serving as our executive officers.

Name	Age	Position(s)
Jonathan Violin, Ph.D.	45	President, Chief Executive Officer, and Director (Principal Executive Officer)
Jason A. Leverone	47	Chief Financial Officer, Treasurer, and Secretary (Principal Financial Officer; Principal Accounting Officer)
Barrett Katz, M.D.	71	Chief Medical Officer
Jonathan Violin, Ph.D. Dr. Violin’s biography is included above under “—Director Nominees.”
Jason A. Leverone. Mr. Leverone has served as our Chief Financial Officer since February 2012. Prior to serving as our Chief Financial Officer, he served as Senior Director of Finance and Operations for then-private corporation Miragen Therapeutics, Inc. (“Private Miragen”) from November 2008 and was appointed Vice President Finance in March 2010, where he oversaw the company’s financial, accounting, and operations functions. Prior to joining Private Miragen, Mr. Leverone was Senior Director of Finance and Controller for Replidyne, Inc., a publicly-traded biotechnology company, from November 2005 to November 2008. Prior to joining Replidyne, Mr. Leverone was the Corporate Controller for CreekPath System, Inc., an international software development company, from September 2002 to October 2005. He commenced his professional career with the accounting firm of Ernst and Young LLP, where he last served as a senior accountant, and then Arthur Andersen LLP, where he last served as an audit manager. Mr. Leverone is a Certified Public Accountant and earned a B.S. in Business Administration from Bryant University.
Barret Katz, M.D. Dr. Katz has served as our Chief Medical Officer since January 2021. Prior to becoming Chief Medical Officer, Dr. Katz was the President and Chief Medical Officer of the Retinagenix and Fortify subsidiaries of BridgeBio Pharma, Inc., a publicly-traded biopharmaceutical company, from June 2019 through October 2020. Previously, Dr. Katz served as the Chief Medical Officer of GenSight Biologics, a gene therapy company, from November 2017 to October 2019 with oversight for their gene therapy programs in Ophthalmology. Prior to that, he served as the DeJur Chair of Ophthalmology and Professor of Ophthalmology, Neurology and Neurosurgery at Montefiore Medical Center and the Albert Einstein College of Medicine in New York from 2010 until 2017. Before joining Montefiore and the Albert Einstein College of Medicine, Dr. Katz had been engaged in the biotech industry and drug development space for several years. He served as Chief Executive Officer of Danube Pharmaceuticals, Chief Medical Officer of Fovea Pharmaceuticals and Vice President of Medical Affairs and Strategy at Eyetech. Before moving to industry, he had a distinguished career in academia and served as co-director of a joint fellowship in ophthalmologic drug development co-sponsored by The George Washington University and the U.S. Food and Drug Administration. Dr. Katz received his medical degree from Case-Western Reserve University School of Medicine. He completed an internship in Internal Medicine at Parkland Hospital in Dallas, served as a research staff associate in Neuro-Virology at the National Institutes of Health, and completed residencies at Harvard University and Tufts-New England Medical Center in both Neurology and Ophthalmology, respectively. He completed fellowships at Harvard and the University of California, San Francisco (UCSF). Dr. Katz obtained an M.B.A. from the University of Rochester’s Simon School of Business and has served on the faculties of the University of California at San Diego and San Francisco, the University of Rochester, Cornell University and New York University.
Corporate Governance
Independence of our Board of Directors
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with the Company’s counsel to ensure that our Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management, and our independent auditors, our Board affirmatively determined that the following directors were independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Hatfield, Mr. Harwin, Mr. Kiselak, Ms. Morris, and Mr. Turner. In making those independence determinations, our Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of our directors are or have been affiliated. Our Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Dr. Violin is not an independent director under the applicable Nasdaq listing standards due to his position as our President and Chief Executive Officer.
Board Leadership Structure
Mr. Hatfield has served as the independent chairperson of our Board since October 2020 and, upon expiration of his term at the Annual Meeting, will be succeeded by Mr. Kiselak as independent chairperson. As the incoming independent chairperson, Mr. Kiselak will have the authority, among other things, to call and preside over our Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to our Board. Accordingly, our Board chairperson has substantial ability to shape the work of our Board. We believe that separation of the positions of Board chairperson and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board chairperson creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Board chairperson can enhance the effectiveness of our Board as a whole.
Role of the Board in Risk Oversight
One of our Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Typically, the entire Board meets with our Chief Financial Officer, our executive officer responsible for our risk management, at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both our Board as a whole and the various standing committees receive periodic reports from our Chief Financial Officer, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board as quickly as possible.
Meetings of the Board of Directors
Our Board met fifteen times during the year ended December 31, 2020. Each current director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the year for which he or she was a director or committee member, respectively.

As required under applicable Nasdaq listing standards, in the year ended December 31, 2020, our independent directors met seven times in regularly scheduled executive sessions at which only independent directors were present.
It is our policy to encourage our directors and any nominees for director to attend the Annual Meeting. All of our then-serving directors attended the 2020 Annual Meeting of Stockholders, as well as our special meeting of stockholders in December 2020.
Board Committees
As noted above, our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Below is a description of each committee of our Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board has determined that each member of each committee meets the applicable SEC and Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our Audit Committee is currently composed of three directors: Mr. Turner, who serves as chairperson, Mr. Hatfield, and Mr. Harwin. Mr. Turner and Mr. Hatfield will not be standing for re-election to our Board at the Annual Meeting. Consequently, Mr. Turner and Mr. Hatfield will no longer be members of the Audit Committee following the Annual Meeting. Our Board has appointed Ms. Morris as the chair of the Audit Committee and Mr. Kiselak following the Annual Meeting. Our Audit Committee met nine times during the fiscal year ended December 31, 2020. Our Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.viridiantherapeutics.com.
Our Audit Committee was established by our Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, our Audit Committee performs several functions. Our Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” discussion in our annual reports on Form 10-K and quarterly reports on Form 10-Q.
Our Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Board has also determined that each of Mr. Turner and Ms. Morris qualifies as an “audit committee financial expert,” as defined in the applicable SEC rules.

Audit Committee Report
Our Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2020 with our management. Our Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). Our Audit Committee has also received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with our Audit Committee concerning independence and has discussed with our independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, our Audit Committee recommended to our Board that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2020.
Joseph L. Turner (Chair)
Jeffrey S. Hatfield
Peter Harwin
Compensation Committee
Our Compensation Committee is currently composed of three directors: Ms. Morris, who serves as chairperson, Mr. Turner and Mr. Kiselak. Mr. Turner is not standing for re-election to our Board at the Annual Meeting. Consequently, Mr. Turner will no longer be a member of the Compensation Committee following the Annual Meeting. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). Our Compensation Committee met two times during the fiscal year ended December 31, 2020. Our Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.viridiantherapeutics.com.
Our Compensation Committee acts on behalf of our Board to review, adopt, or if it deems appropriate, make recommendations to be adopted by our Board, and oversees our compensation strategy, policies, plans, and programs, including establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors, and other senior management and evaluation of performance in light of these stated objectives, review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer, the other executive officers, and directors, and administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans, and other similar plan and programs.
Compensation Committee Processes and Procedures
Typically, our Compensation Committee meets as its members deem necessary or appropriate, but in no event less than annually, and with greater frequency if necessary. The agenda for each meeting is usually developed by the chairperson of our Compensation Committee in consultation with management. Our Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. The charter of our Compensation Committee grants our Compensation Committee full access to all books, records, facilities, and personnel of the Company. In addition, under its charter, our Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting, or other advisors and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. Our Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, our Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other adviser to our Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In 2016, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, management recommended, and our Compensation Committee approved, the engagement of Radford, an Aon Hewitt company (“Radford”), as a compensation consultant because of its reputation and previous experience advising similarly situated companies. We requested that Radford:
•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, Radford developed a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford conducted individual interviews with certain members of senior management and certain members of the Compensation Committee to better understand the Company’s historical pay practices, executive pay philosophy, and key business objectives which drive performance-based elements of the compensation program. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved the recommendations of Radford for our executive officers in 2018. These discussions and analyses are performed annually and were a consideration by the Compensation Committee for our executive officers in 2019 and 2020.
Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2017, our Compensation Committee formed a single member non-officer stock option subcommittee, initially composed of Dr. Marshall, to which it delegated authority to grant, without any further action required by our Compensation Committee, stock options to employees who are not officers of the Company. In January 2021, the Compensation Committee appointed Dr. Violin as the sole member of the single member non-officer stock option subcommittee. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to certain new employees and new and existing consultants within specified limits approved by our Compensation Committee. In particular, the subcommittee member is also required, as part of our Compensation Committee’s oversight function, to provide our Compensation Committee with a list of the grants made by the subcommittee at the first meeting of our Compensation Committee following the approval of such grants. In the fiscal year ended December 31, 2020, the subcommittee granted options to purchase an aggregate of 3,466 shares to non-officer employees.
Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans, or approaches to compensation, at various meetings throughout the year. Generally, our Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to our Compensation Committee by the Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by our Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels, and current Company-wide compensation levels and recommendations of our Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is currently comprised of three directors: Mr. Harwin, who serves as chairperson, Mr. Kiselak, and Ms. Morris. All members of our Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Our Nominating and Corporate Governance Committee met once during the fiscal year ended December 31, 2020. Our Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website and www.viridiantherapeutics.com.
Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by our Board), reviewing and evaluating incumbent directors, recommending to our Board the selection of candidates for election to our Board, making recommendations to our Board regarding the membership of the committees of our Board, assessing the performance of our Board and developing a set of corporate governance principles for the Company.
Director Nominations
Criteria for Board Membership
Our Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills, and other director attributes that would enhance the composition of the Board. Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, and having the highest personal integrity and ethics. Our Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. However, our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominee are reviewed in the context of the current composition of our Board, the operating requirements of the Company, and the long-term interests of our stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of our Board and the Company, to maintain a balance of knowledge, experience, and capability.
In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. Our Nominating and Corporate Governance Committee also takes into account the results of our Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board by majority vote. During the fiscal year ended December 31, 2020, our Nominating and Corporate Governance Committee did not engage any independent consultant to assist in the process of identifying or evaluating director candidates.
Stockholder Recommendations
Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to our Board may do so by delivering a written recommendation to our Nominating and Corporate Governance Committee at the following address: 6200 Lookout Road, Boulder, Colorado 80301, Attn: Secretary. If a stockholder wishes our Nominating and Corporate Governance Committee to consider a director candidate for nomination at an annual meeting of the Company’s stockholders, then the recommendation must be provided at least 60 days, but not more than 90 days, prior to the anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of the close of business on the 70th day prior to the date of the meeting or the close of business on the 10th day following the day on which public announcement of the date of the meeting was made. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Code of Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on our website, which is located at www.viridiantherapeutics.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Stockholder Communications with the Board of Directors
Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders who wish to communicate with our Board may do so by sending written communications to our Board or such director c/o Viridian Therapeutics, Inc., 6200 Lookout Road, Boulder, Colorado 80301, Attn: Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent, and the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication. The Secretary will review each communication and then will forward such communication to our Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the fiscal year ended December 31, 2017. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.
Principal Accountant Fees and Services
The following table sets forth the fees for professional services rendered by KPMG LLP, our independent registered public accounting firm, in connection with the audits of our annual financial statements for the years ended December 31, 2020 and 2019 and for other services rendered by KPMG LLP during those periods.

	Year Ended December 31,
	2020	2019
	(in thousands)
Audit fees (1)	$421	$661
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total fees	$421	$661
____________________
(1)Audit fees consisted principally of fees for audits and quarterly reviews of our financial statements and related services, such as consent and comfort letters issued in conjunction with registration statements, that are normally provided in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees include services relating to accounting consultations and reviews and due diligence services.
(3)Tax fees include services relating to tax compliance, tax advice, and tax planning in the United States.
(4)All other fees include the aggregate of the fees billed for products and services provided by the principal accountant other than the products and services disclosed as audit fees, audit-related fees, and tax fees.
All fees described above were pre-approved by our audit committee. We have furnished the foregoing disclosure to KPMG LLP.
Pre-Approval Policies and Procedures
Our Audit Committee considered the independence of KPMG LLP, as applicable, and whether the audit and non-audit services each provided to us are compatible with maintaining that independence. Our Audit

Committee has adopted a set of policies governing the provision of non-audit services by our independent registered public accounting firm. Our Audit Committee has adopted procedures by which our Audit Committee must approve in advance all services provided by and fees paid to our independent registered public accounting firm. The advance approval requirement was not waived in any instance during the past two fiscal years.
Board Recommendation
The Board recommends a vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We have designed our executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value.
The compensation of our named executive officers subject to the vote is disclosed in the “Executive Compensation” section in this Proxy Statement.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation discussion below, compensation tables and narrative discussion, is hereby APPROVED.”
This vote is advisory, and it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Consistent with the advisory vote of the stockholders in 2020, the Board has determined that the opportunity for such a vote will occur at every annual meeting of stockholders.
Board Recommendation
The Board recommends a vote “FOR” the advisory approval of the compensation of the Company’s named executive officers.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S
CERTIFICATE OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS
Background
On April 27, 2021, our Board approved an amendment to the Company’s Certificate of Incorporation to establish a classified Board of Directors initially consisting of four members to be divided into three classes (the “Board Charter Amendment”), which is attached as Annex A to this Proxy Statement (the “Classified Board Proposal”). Under the Board Charter Amendment, the Board shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. Commencing with the first annual meeting of stockholders following the effectiveness of the Board Charter Amendment, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office or their earlier resignation or removal. Under the Board Charter Amendment, the Board is authorized to assign members of the Board of Directors already in office to Class I, Class II, or Class III and will assign the members of the Board to such Classes as follows:
Class I – Term Expiring in 2022
•Peter Harwin
Class II – Term Expiring in 2023
•Tomas Kiselak
Class III – Term Expiring in 2024
•Arlene M. Morris
•Jonathan Violin, Ph.D.
If the Board Charter Amendment is approved, the Company will implement the classified Board by filing the Board Charter Amendment with the Secretary of State of the State of Delaware. At each annual meeting of stockholders following the initial classification and election, the successors to the class of directors whose terms expire at each future meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified. Any vacancies on the Board which occur during the year may be filled by the Board for the remainder of the full term of the affected Class.
Purpose and Effect of the Classified Board
Our Board believes that a classified Board will provide important benefits to the Company and its stockholders. Among other things, a classified board structure will assist the Board in protecting the interests of the Company’s stockholders in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board. Without the classified Board in place, the Company is more susceptible to a third-party intent on quickly taking control of, and not paying fair value for, the business and assets of the Company. A classified board structure would allow the Board the flexibility, time, and leverage it needs to evaluate the fairness of a takeover proposal, negotiate on behalf of all stockholders, and weigh alternatives in order to provide maximum value for the Company’s stockholders. Additionally, the Classified Board Proposal is designed to assure continuity and stability in the Board and ensures that, at any given time, a majority of the directors will have had at least one full year of experience on the Board, with the opportunity to understand the intricacies of our business and management’s long-term strategies for growth.
The Board also believes that a classified board structure will prevent sudden disruptive changes to the composition of the Board and enhance long-term planning. Three-year terms provide the Company’s directors an appropriate amount of time to develop a deeper and more thorough understanding of the Company’s business, competitive environment and strategic goals. Experienced directors are better positioned to provide effective oversight and advice consistent with the best interests of the stockholders. Additionally, electing a director to a three-year term enhances the independence of a non-employee director by providing him or her with a longer term of office. This longer term provides enhanced independence from management and from special interest groups that may have an agenda contrary to the long-term interests of the Company’s stockholders generally. The Company believes that three-year terms of Board members will encourage them to take on long-term initiatives for the substantial benefit of the Company’s stockholders.
Vote Required
The affirmative vote of the holders of a majority of all outstanding shares of the common stock on the Record Date is required for approval of the proposed certificate of amendment to the Certificate of Incorporation set forth in Proposal 4 and included as Annex A. Broker non-votes and abstentions will have the same effect as votes “against” this proposal because they represent shares entitled to vote that have not been voted in the affirmative.
Board Recommendation
The Board recommends a vote “FOR” the approval of an amendment to the Company’s Certificate of Incorporation to classify the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 1, 2021 by:
•each of our directors;
•each of our named executive officers;
•all of our current directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially owner of greater than 5% of our common stock.
The column entitled “Shares Beneficially Owned” is based on a total of 7,231,270 shares of our common stock outstanding as of April 1, 2021.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Due to the conversion limitations on the preferred stock, shares of underlying common stock have been excluded from beneficial ownership set forth below. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Viridian Therapeutics, Inc., 6200 Lookout Road Boulder, Colorado 80301.

Name	Number of Shares Beneficially Owned	Percentage Ownership
5% or Greater Stockholders
Entities affiliated with Fairmount Funds Management LLC(1)	1,798,092	19.99%
Entities affiliated with Venrock Healthcare Capital Partners(2)	800,495	9.99%
Entities affiliated with Biotechnology Value Fund, L.P.(3)	744,504	9.99%
Entities affiliated with Cormorant Global Healthcare Master Fund, LP(4)	762,018	9.99%
Entities affiliated with Logos Global Master Fund LP(5)	741,500	9.99%
Entities affiliated with Ally Bridge MedAlpha Master Fund L.P.(6)	724,268	9.99%
Entities affiliated with Citadel Advisors LLC(7)	795,000	9.90%
Entities affiliated with Wellington Management Group LLP(8)	731,060	9.90%
Point72 Asset Management, L.P.(9)	426,162	5.89%
RA Capital Management, L.P.(10)	388,385	5.37%

Directors and Named Executive Officers
Jonathan Violin, Ph.D.(11)	630,905	8.0%
Jeffrey S. Hatfield(12)	1,600	*
Peter Harwin(13)	312	*
Tomas Kiselak(14)	312	*
Arlene M. Morris(15)	1,600	*
Joseph L. Turner(16)	1,600	*
William S. Marshall, Ph.D.(17)	88,643	1.2%
Lee Rauch(18)	20,000	*
Jason A. Leverone(19)	48,636	*
Diana Escolar, M.D.	—	*
All directors and executive officers as a group (8 persons)	684,965	8.7%
____________________
* Represents beneficial ownership of less than 1% of class.
(1)Based on Company records and the Schedule 13D filed by Fairmount Funds Management LLC with the SEC on January 5, 2021. Includes (i) 29,233 shares of common stock held by Fairmount Healthcare Fund II LP, (ii) 5,859 shares of common stock held by Fairmount Healthcare Fund LP and (iii) 1,763,000 shares of common stock issuable upon conversion of an estimated 26,444 shares of Series A Preferred Stock. Excludes an estimated 7,116,841 shares of common stock issuable upon conversion of an estimated 106,747 shares of Series A Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 19.99% of the outstanding common stock. Fairmount Healthcare Fund GP LLC is the general partner of Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II GP LLC is the general partner of Fairmount Healthcare Fund II LP. Fairmount Funds Management LLC is the investment manager of Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II LP. Fairmount Funds Management LLC, as the investment manager, along with Fairmount Healthcare Fund GP LLC and Fairmount Healthcare Fund II GP LLC, as the general partners, exercise voting and investment power over Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II LP. The address for the beneficial owners is 2001 Market Street, Suite 2500, Philadelphia, Pennsylvania 19103.

(2)Based on Company records. Includes (i) 9,748 shares of common stock held by Venrock Healthcare Capital Partners EG, L.P., (ii) 8,861 shares of common stock held by Venrock Healthcare Capital Partners III, L.P., (iii) 886 shares of common stock held by VHCP Co-Investment Holdings III, LLC and (iv) 781,000 shares of common stock issuable upon conversion of an estimated 11,714 shares of Series A Preferred Stock. Excludes an estimated 4,668,870 shares of common stock issuable upon conversion of an estimated 70,030 shares of Series A Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock.
(3)Based on Company records. Includes (i) 265,869 shares of common stock held by Biotechnology Value Fund, L.P., (ii) 202,625 shares of common stock held by Biotechnology Value Fund II, L.P., (iii) 36,676 shares of common stock held by Biotechnology Value Trading Fund OS, L.P., (iv) 15,334 shares of common stock held by MSI BVF SPV, L.L.C., and (v) 224,000 shares of common stock issuable upon conversion of an estimated 3,360 shares of Series A Preferred Stock. Excludes an estimated 2,669,812 shares of common stock issuable upon conversion of an estimated 40,045 shares of Series A Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock.
(4)Based on Company records and the Schedule 13G filed by Cormorant Global Healthcare Master Fund, LP (“Master Fund”), Cormorant Global Healthcare GP, LLC, Cormorant Asset Management, LP, and Ms. Bihua Chen with the SEC on January 19, 2021. Includes (i) 366,018 shares of common stock, and (ii) 396,000 shares of common stock issuable upon conversion of an estimated 5,940 shares of Series A Preferred Stock. Excludes an estimated 740,323 shares of common stock issuable upon conversion of an estimated 11,104 shares of Series A Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock. Cormorant Global Healthcare GP, LLC serves as the general partner of the Master Fund. Cormorant Asset Management, LP serves as the investment manager to the Master Fund. Ms. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and the general partner of Cormorant Asset Management, LP. Each of the reporting persons disclaims beneficial ownership of the shares reported except to the extent of its or her pecuniary interest therein. The address of each of the reporting persons is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
(5)Based on Company records and the Amendment No. 1 to Schedule 13G filed by (i) Logos Global Management LP (“Logos Global”), (ii) Logos Global Management GP LLC (“Logos Global GP”), (iii) Arsani William, (iv) Logos Global Master Fund LP (“Global Fund”), and (v) Logos GP LLC (“Logos GP”) with the SEC on November 16, 2020. Includes (i) 550,000 shares of common stock, and (ii) 191,500 shares of common stock issuable upon conversion of an estimated 2,872 shares of Series A Preferred Stock. Excludes an estimated 738,479 shares of common stock issuable upon conversion of an estimated 11,077 shares of Series A Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock. Logos Global GP is the general partner of Logos Global. Logos Global is the investment advisor of Logos Global Fund. Arsani William is a control person of Logos Global and Logos Global GP. Global Fund and Logos GP expressly disclaim membership in a group with Logos Global, Logos Global GP and Mr. William. Each of Logos Global, Logos Global GP, Mr. William, Global Fund and Logos GP disclaim beneficial ownership of any of the securities covered by this statement, except to the extent of that person’s pecuniary interest therein. The business address of each of Logos Global, Logos Global GP, Mr. William, Global Fund and Logos GP is One Letterman Drive, Building D, Suite D3-700, San Francisco, California 94129.
(6)Based on Company records and the Schedule 13G filed by Ally Bridge MedAlpha Master Fund L.P (“MedAlpha”), Ally Bridge MedAlpha Management L.P., Ally Bridge MedAlpha Management GP, LLC, Ally Bridge Group (NY) LLC, ABG Management Ltd., and Mr. Fan Yu with the SEC on January 7, 2021. Includes (i) 705,768 shares of common stock, and (ii) 18,500 shares of common stock issuable upon conversion of an estimated 277 shares of Series A Preferred Stock. Excludes an estimated 205,711 shares of common stock issuable upon conversion of an estimated 3,086 shares of Series A Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 9.99% of the outstanding common stock. Mr. Fan Yu is the sole shareholder of ABG Management Ltd., which is the sole member of each of Ally Bridge MedAlpha Management GP, LLC and Ally Bridge Group (NY) LLC. Ally Bridge Group (NY) LLC and Ally Bridge MedAlpha Management L.P., acting through its general partner Ally Bridge MedAlpha Management GP, LLC, manage MedAlpha’s investments. As such, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the shares held of record by MedAlpha. Each of them disclaims any such beneficial ownership. The address of each of MedAlpha, Ally Bridge MedAlpha Management L.P., Ally Bridge MedAlpha Management GP, LLC and Ally Bridge Group (NY) LLC is 430 Park Avenue, 12th Floor, New York, NY 10022; the address for each of the other reporting persons is Unit 3002-3004, 30th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong.
(7)Based on Company records and the Schedule 13G/A filed with the SEC on February 16, 2021, reporting beneficial ownership of Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC, CALC IV LP (“CALC4”), Citadel Securities GP LLC (“CSGP”), and Kenneth Griffin (collectively, the “Citadel Reporting Persons”) for shares owned by Citadel Multi-Strategy Equities Master Fund Ltd. (“CM”) and CRBU Holdings LLC (“CRBH”). Includes 795,000 shares of common stock issuable upon conversion of an estimated 11,924 shares of Series A Preferred Stock. Excludes an estimated 134,979 shares of common stock issuable upon conversion of an estimated 2,025 shares of Series A Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 9.90% of the outstanding common stock. Citadel Advisors is the portfolio manager for CM. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of CRBH. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. The address of each of the Citadel Reporting Persons is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.
(8)Based on Company records and the Schedule 13D filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP (collectively, “Wellington”) with the SEC on March 10, 2021. Includes (i) 578,560 shares of common stock, 363,284 of which are held directly by Hawkes Bay Master Investors (Cayman) L.P., and (ii) 152,500 shares of common stock issuable upon conversion of an estimated 2,287 shares of Series A Preferred Stock. Excludes an estimated 341,993 shares of common stock issuable upon conversion of an estimated 5,130 shares of Series A Preferred Stock, the conversion of which is subject to a beneficial ownership limitation of 9.90% of the outstanding common stock. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP and Wellington Management Company LLP are owned by Wellington Management Group LLP. Wellington acts as investment advisor for the shares held directly by Hawkes Bay Master Investors (Cayman) L.P. The address of each of the reporting persons is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(9)Based solely upon a Schedule 13G/A filed with the SEC on February 16, 2021, reporting beneficial ownership of Point72 Asset Management, L.P (“Point72 Asset Management”), Point72 Capital Advisors, Inc. and Steven A. Cohen. Pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to the securities held by certain investment funds it manages. Point72 Capital Advisors Inc. is the general partner of Point72 Asset Management. Mr. Cohen controls each of Point72 Asset Management and Point72 Capital Advisors Inc. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, each of Point72 Asset Management, Point72 Capital Advisors Inc. and Mr. Cohen may be deemed to beneficially own 426,162 shares. Each of Point72 Asset Management, Point72 Capital Advisors Inc., and Mr. Cohen disclaims beneficial ownership of any of the securities covered by this statement. The address of each of Point72 Asset Management, Point72 Capital Advisors Inc., and Mr. Cohen is: 72 Cummings Point Road, Stamford, Connecticut 06902.

(10)Based solely upon a Schedule 13G/A filed with the SEC on March 15, 2021, reporting beneficial ownership of RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P. (the “Fund”). The Fund directly holds 352,938 shares of common stock while a separately managed account (the “Account”) holds 35,447 shares of common stock. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Account and may be deemed a beneficial owner, for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Act”), of any securities of the Issuer held by the Fund and the Account. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of the Issuer’s Common Stock reported herein. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days’ notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Act, of any securities of the Issuer beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim ownership of the securities reported in the Schedule 13G/A other than for the purpose of determining their obligations under Section 13(d) of the Act. The address of each of the reporting persons is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(11)Consists of 630,905 shares of common stock, including 627,564 shares of common stock issuable upon the conversion of 9,413 shares of Series A Preferred Stock.
(12)Consists of 1,600 shares of common stock underlying options that are exercisable as of April 1, 2021 or will become exercisable within 60 days after such date.
(13)Consists of 312 shares of common stock underlying options that are exercisable as of April 1, 2021 or will become exercisable within 60 days after such date.
(14)Consists of 312 shares of common stock underlying options that are exercisable as of April 1, 2021 or will become exercisable within 60 days after such date.
(15)Consists of 1,600 shares of common stock underlying options that are exercisable as of April 1, 2021 or will become exercisable within 60 days after such date.
(16)Consists of 1,600 shares of common stock underlying options that are exercisable as of April 1, 2021 or will become exercisable within 60 days after such date.
(17)Consists of (i) 17,710 shares of common stock and (ii) 70,933 shares of common stock underlying options that are exercisable as of April 1, 2021 or will become exercisable within 60 days after such date.
(18)Consists of 20,000 shares of common stock underlying options that are exercisable as of April 1, 2021 or will become exercisable within 60 days after such date.
(19)Consists of (i) 3,255 shares of common stock and (ii) 45,381 shares of common stock underlying options that are exercisable as of April 1, 2021 or will become exercisable within 60 days after such date.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of ownership within 10 days after he or she becomes a beneficial owner, director, or officer and reports of changes in ownership of our common stock and other equity securities within two business days after the transaction is executed. Based solely on our review of the copies of the Forms 3, 4 and 5 and any amendments thereto filed electronically with the SEC by the Reporting Persons with respect to the fiscal year ended December 31, 2020, we believe that the Reporting Persons have timely complied with all filing requirements under Section 16(a) of the Exchange Act, with the exception of: William S. Marshall, our former director, President and Chief Executive Officer, filed one late Form 4 disclosing one late transaction; Lee Rauch, our former director, President and Chief Executive Officer, filed one late Form 4 disclosing one late transaction; and Jonathan Violin, our President and Chief Executive Officer, filed one late Form 4 disclosing one late transaction. Such late reports were due to administrative error.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2020:
EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1)	1,033,256	(2)	$15.34	4,571,288	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	1,033,256		$15.34	4,571,288
____________________
(1)The equity compensation plans approved by security holders are described in Note 12 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 26, 2021.
(2)Represents outstanding options or warrants to purchase shares of common stock.
(3)Represents 3,419,368 shares of common stock available for issuance under our 2016 Equity Incentive Plan (the “2016 Plan”), 1,151,920 shares of common stock available for issuance under our 2020 Equity Incentive Plan and 62,231 shares of common stock available for issuance under our 2016 Employee Stock Purchase Plan (“ESPP”). Our ESPP includes an “evergreen” feature, which provides that an additional number of shares will automatically be added to the shares reserved for issuance under such equity incentive plan on January 1st of each year, beginning on January 1, 2018 and ending on (and including) January 1, 2026. The number of shares added each calendar year will equal the lesser of: (i) 1% of the total number of shares of our capital stock outstanding on December 31st of the preceding calendar year, (ii) 24,518 shares of our common stock, or (iii) a lesser number of shares determined by the Board.

EXECUTIVE COMPENSATION
Named Executive Officers
Our named executive officers for the year ended December 31, 2020, which consist of each person who served as our principal executive officer for the year ended December 31, 2020, and our two other most highly compensated executive officers for the year ended December 31, 2020, consisted of the following:
•    William S. Marshall, Ph.D., our Former President, Chief Executive Officer and Director
•    Lee Rauch, our Former President, Chief Executive Officer and Director
•    Jason A. Leverone, our Chief Financial Officer
•    Diana Escolar, M.D., our Former Chief Medical Officer
Dr. Marshall resigned from his position as our President and Chief Executive Officer on September 13, 2020, and the Board promoted Lee Rauch and appointed her as President and Chief Executive Officer of the Company, effective as of such date. On December 2, 2020, Dr. Escolar provided notice of her intention to resign as the Chief Medical Officer following the end of fiscal year 2020 on January 1, 2021.
Ms. Rauch resigned from her position as President and Chief Executive Officer following the end of fiscal year 2020 on January 15, 2021. Our Board appointed Jonathan Violin, Ph.D., as Chief Executive Officer and Principal Executive Officer of the Company, effective as of January 15, 2021. Dr. Violin was not a named executive officer during fiscal year 2020.
Summary Compensation Table
The following table sets forth the information as to compensation paid to or earned by our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
William S. Marshall, Ph.D. Former President and Chief Executive Officer	2020	424,832	—	585,128	1,176,859	2,186,819
	2019	521,000	—	551,302	3,640	1,075,942
Lee Rauch Former President, Chief Executive Officer and Director (3)	2020	256,436	270,500	1,139,677	3,798	1,670,411

Jason A. Leverone Chief Financial Officer, Treasurer, and Secretary	2020	365,650	—	112,715	4,655	483,020
	2019	355,000	—	178,223	4,584	537,807
Diana Escolar, M.D. Former Chief Medical Officer	2020	417,473	277,780	164,492	5,873	865,618
	2019	372,600	111,780	59,408	6,217	550,005
____________________
(1)Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, in accordance with the SEC rules, these amounts reflect the aggregate grant date fair value of stock options to purchase common stock that were granted during the applicable fiscal year, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Stock Compensation.” (“FASB ASC Topic 718”). Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in “Note 12. Share-Based Compensation” in our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 26, 2021.
(2)The dollar amounts shown in the “All Other Compensation” column reflect the Company’s matching contributions to our NEO’s 401(k) accounts as follows: Mr. Leverone — $3,935; Dr. Escolar — $3,809;

and Dr. Marshall — $3,318. This column also reflects the life insurance premiums paid by the Company on behalf of each of our NEOs as follows: Ms. Rauch — $3,798; Mr. Leverone — $720; Dr. Escolar — $2,064; and Dr. Marshall — $1,634. With respect to Dr. Marshall, the column also includes the following amounts paid or accrued during 2020 pursuant to his separation agreement: Cash Severance — $111,798; Value of Accelerated Vesting — $679,583; Company-Paid COBRA — $6,800; Consulting Fees — $113,226; and Consulting Success Fee Bonus — $260,500. The amounts shown for 2019 for Dr. Marshall, Mr. Leverone and Dr. Escolar have been revised to include previously omitted amounts relating to the Company’s matching contributions to their 401(k) accounts and life insurance premiums paid by the Company.
(3)Ms. Rauch was not a named executive officer for 2019. As a result, her compensation for that year has been omitted pursuant to applicable SEC rules and regulations.
Executive Officer Employment Agreements
Marshall Employment Agreement, Separation Agreement, & Consulting Agreement
In December 2016, Miragen Therapeutics, Inc., the private corporation that we acquired in February 2017 (“Private Miragen”) entered into an employment agreement with Dr. Marshall to be effective upon, and which we assumed in connection with, our acquisition of Private Miragen. Pursuant to this agreement, Dr. Marshall was entitled to an annual base salary (subject to periodic review and adjustment by our Board or Compensation Committee) of $400,000 and an annual cash bonus equal to 50% of Dr. Marshall’s then effective base salary (subject to review and adjustment in the sole discretion of the Board or our Compensation Committee). Dr. Marshall was also eligible to participate in, subject to applicable eligibility requirements, all of our benefit plans and fringe benefits and programs provided to our senior executives from time to time. For 2020, Dr. Marshall’s bonus target was 50% of his base salary, with such bonus payable at the discretion of the Board or Compensation Committee and subject to achievement of specified corporate and individual goals. Dr. Marshall did not receive a bonus for 2020 due to his resignation of employment.
In 2020, Dr. Marshall was awarded options to purchase 30,936 shares of common stock, under our 2016 Plan, at an exercise price of $11.93. These stock options were scheduled to vest as follows: (i) 50% began vesting in 48 equal monthly installments beginning on March 12, 2020, (ii) 25% were scheduled to vest on completion of a specified milestone related to cobomarsen development and (iii) 25% were scheduled to vest on completion of a specified milestone related to MRG-229 development. Such vesting was subject to Dr. Marshall’s continuous service to us through each applicable vesting date. The shares underlying the option were also subject to accelerated vesting upon the occurrence of specified events including a change of control of the Company and a qualifying termination of Dr. Marshall.
In connection with his resignation on September 13, 2020, Dr. Marshall entered into a separation agreement with the Company (the “Separation Agreement”), pursuant to which Dr. Marshall would receive the severance specified in his employment agreement, subject to the terms and conditions of his employment agreement. Specifically, Dr. Marshall received the following severance payments and benefits: (i) payment of 12 months of Dr. Marshall’s base salary as in effect on his date of termination, subject to standard payroll deductions and withholdings; (ii) accelerated vesting of the unvested and outstanding stock options previously awarded to Dr. Marshall that would have vested during the 12-month period following the effective date of the Separation Agreement, and (iii) payment of Dr. Marshall’s COBRA premiums for the period starting on October 15, 2020 (the “Separation Date” under the Separation Agreement) and ending on the earliest to occur of (x) 12 months following the Separation Date; (y) the date Dr. Marshall becomes eligible for substantially equivalent group health insurance coverage through a new employer; or (z) the date Dr. Marshall ceases to be eligible for COBRA continuation coverage for any reason, including plan termination.
In connection with the Separation Agreement, we also entered into a consulting agreement with Dr. Marshall (the “Consulting Agreement”), pursuant to which Dr. Marshall provided the Company with certain specified advisory and support services (the “Consulting Services”) from October 16, 2020 through October 16, 2021 (the “Advisory Term”). Dr. Marshall received a $45,000 monthly retainer during the Advisory Term through and until January 31, 2021 when Dr. Marshall and the Company mutually agreed to terminate the Consulting Agreement. Dr. Marshall was also eligible to receive, pursuant to the terms of his Consulting Agreement, up to $260,500 in bonuses subject to the completion of certain specified services during the Advisory Term. In 2021, Dr, Marshall received a bonus of $260,500 for his consulting services in 2020. In addition, Dr. Marshall was also eligible to receive a performance-based stock award, pursuant to the terms of the 2016 Plan, for a total of 15,466 shares of common stock, subject to his completion of the Consulting Services on the terms described in the Consulting Agreement. The Board approved the issuance of such stock award in full in January of 2021.
Dr. Marshall and the Company entered into a new consulting agreement on February 1, 2021. This new arrangement provides for consulting fees at an hourly rate of $400. The expected duration of this arrangement is six months.
Rauch Employment Agreement, Separation Agreement & Consulting Agreement
Lee Rauch began her service in June 2020 as our Chief Operating Officer. On September 13, 2020, the Board promoted Lee Rauch and appointed her as President and Chief Executive Officer of the Company following Dr. Marshall’s resignation. In connection with her promotion, we entered into an amended and restated employment agreement with Ms. Rauch, pursuant to which her base annual salary was increased to $541,000. She also became eligible to receive an annual target bonus equal to 50% of her annual base salary. Pursuant to her amended and restated employment agreement, our Board granted Ms. Rauch an option to purchase 95,383 shares of the Company’s common stock, subject to monthly vesting over four years. The shares underlying the option were also subject to accelerated vesting upon the occurrence of specified events including a change of control of the Company and a qualifying termination of Ms. Rauch.
Following the end of fiscal year 2020, Ms. Rauch resigned effective as of January 15, 2021. We entered into a separation agreement with Ms. Rauch in connection with such resignation (“Rauch Separation Agreement”). Pursuant to the terms of the Rauch Separation Agreement, Ms. Rauch is entitled to receive the following severance benefits: (i) payment of 18 months of her base salary at the rate in effect on the date of her termination of employment; (ii) a one-time payment of $541,000 paid immediately following the effectiveness of the general release included in the Rauch Separation Agreement; (iii) accelerated vesting of all unvested and outstanding stock options previously awarded to Ms. Rauch; and (iv) payment of Ms. Rauch’s COBRA premiums for up to 18 months. The payment of the foregoing benefits under the Rauch Separation Agreement was conditioned upon the effectiveness of a general release in favor of the Company. Additionally, pursuant to the terms of the Rauch Separation Agreement, Ms. Rauch also received $270,500 representing 100% of her target bonus for 2020. Such bonus was paid in 2021.
Following her separation from the Company, Ms. Rauch has served as a consultant to the Company. The initial term of the consultant arrangement was for three months and both the Company and Ms. Rauch have agreed to extend such consulting arrangement for an additional three months. In exchange for providing consulting services, Ms. Rauch receives a consulting fee of $45,000 per month during the term of the consulting agreement. On January 18, 2021, Ms. Rauch was also awarded an option to purchase up to 15,000 shares of the Company’s common stock. Such stock option vests and becomes exercisable ratably over six months. Upon termination of her consulting services, Ms. Rauch will have a period of 12 months to exercise her vested options.
Leverone Employment Agreement
In December 2016, Private Miragen entered into an employment agreement with Mr. Leverone to be effective upon, and which we assumed in connection with, our acquisition of Private Miragen. This employment agreement provides an annual base salary (subject to review and adjustment in the sole discretion of the Board or our Compensation Committee) of $355,000 and an annual cash bonus equal to 40% of Mr. Leverone’s then effective base salary (subject to review and adjustment in the sole discretion of the Board or our Compensation Committee). Mr. Leverone is also eligible to participate in, subject to applicable eligibility requirements, all of our benefits plans and fringe benefits and programs that may be provided to our senior executives from time to time.
In 2020, the Board set Mr. Leverone’s base salary as $365,700 and his bonus target at 40% of his annual base salary. In light of Mr. Leverone’s efforts and ongoing contributions to the Company during a period of transition, we entered into a bonus letter agreement with Mr. Leverone during 2020. Pursuant to this bonus letter agreement, Mr. Leverone will receive a bonus equal to 100% of his target bonus for 2020 if he remains employed through April 15, 2021 and has not been terminated for other than cause prior to April 15, 2021. This bonus is expected to be paid in 2021 but related to his services during 2020. In addition, Mr. Leverone is also eligible to receive a retention bonus equal to $284,000 with 50% of such bonus amount payable on or around the first anniversary of the effective date of his bonus letter agreement and the remainder payable on or around the second anniversary of the effective date of his bonus letter agreement. Mr. Leverone must remain an employee of the Company through such dates to receive the retention payment amounts. Mr. Leverone is also eligible to receive certain remaining portions of his retention payment in the event of a change in control of the Company or a qualifying termination.
In 2020, Mr. Leverone was awarded options to purchase 12,335 shares of common stock, under our 2016 Plan, at an exercise price of $11.93. The vesting schedule for these stock options was as follows: (i) 50% vesting in 48 equal monthly installments beginning on March 12, 2020, (ii) 25% vesting on completion of a specified milestone related to cobomarsen development and (iii) 25% vesting on completion of a specified milestone related to MRG-229 development with vesting subject to Mr. Leverone’s continuous service to us through each applicable vesting date and also subject to accelerated vesting upon the occurrence of specified events including a change of control of the Company and a qualifying termination of Mr. Leverone. In April 2021, the Company cancelled in exchange for no consideration the portion of the stock option award subject to the completion of specified milestones related to the development of cobomarsen and MRG-229 since these performance goals ceased to be applicable.
The employment agreement provides that either party may terminate the agreement at will. In addition, the agreement provides that if we terminate Mr. Leverone’s employment without cause or Mr. Leverone resigns for good reason, Mr. Leverone will be eligible to receive the following severance benefits: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule; (ii) the vesting of the equivalent of 12 months of service on all of Mr. Leverone’s stock options or other equity awards that were outstanding as of the effective date of Mr. Leverone’s employment agreement; and (iii) 12 months of continued health coverage. Although, if such termination or resignation occurs within one month prior to or 12 months following a change of control, Mr. Leverone will be eligible to receive the following severance benefits: (i) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with our normal payroll schedule; (ii) the vesting in full of all of Mr. Leverone’s then outstanding stock options or other equity awards subject to time-based vesting; and (iii) 12 months of continued health coverage.
The following definitions are included in Mr. Leverone’s employment agreement:
•    “cause” means (i) Mr. Leverone’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Mr. Leverone’s attempted commission of, or participation in, a fraud or act of dishonesty against us; (iii) Mr. Leverone’s intentional, material violation of any contract or agreement between Mr. Leverone and us or any statutory duty Mr. Leverone owes to us, in each case, which remains uncured for 30 days after we provide written notice of such action or conduct to Mr. Leverone; (iv) Mr. Leverone’s unauthorized use or disclosure of our confidential information or trade secrets; or (v) Mr. Leverone’s gross misconduct which remains uncured for 30 days after we provide written notice of such action or conduct to Mr. Leverone.

•    “good reason” means the occurrence, without Mr. Leverone’s consent, of any one or more of the following: (i) a material reduction in his base salary of 10% or more (unless such reduction is pursuant to a salary reduction program applicable generally to our similarly situated executives); (ii) a material reduction in Mr. Leverone’s authority, duties or responsibilities; (iii) a relocation of Mr. Leverone’s principal place of employment to a place that increases Mr. Leverone’s one-way commute by more than 25 miles; or (iv) material breach by us of any material provision of Mr. Leverone’s employment agreement.
All severance benefits payable to Mr. Leverone under his employment agreement are subject to him signing, not revoking, and complying with a release of claims in favor of us.
Escolar Employment Agreement, Separation Agreement & Consulting Agreement
In February 2020, we entered into an employment agreement with Dr. Escolar. Under this employment agreement, Dr. Escolar was entitled to an annual base salary (subject to periodic review and adjustment by our Board of Directors or compensation committee) of $415,000 (subject to review and adjustment in the sole discretion of the Board or our Compensation Committee) and an annual cash bonus equal to 40% of Dr. Escolar’s then effective base salary (subject to review and adjustment in the sole discretion of the Board or our Compensation Committee). Dr. Escolar was also eligible to participate in, subject to applicable eligibility requirements, all of our benefit plans and fringe benefits and programs provided to our senior executives from time to time.
In 2020, Dr. Escolar was awarded options to purchase 18,001 shares of common stock, under our 2016 Plan, at an exercise price of $11.93. These stock options were scheduled to vest as follows: (i) 50% began vesting in 48 equal monthly installments beginning on March 12, 2020, (ii) 25% were scheduled to vest on completion of a specified milestone related to cobomarsen development and (iii) 25% were scheduled to vest on completion of a specified milestone related to MRG-229 development. Such vesting was subject to Dr. Escolar’s continuous service to us through each applicable vesting date. The shares underlying the option were also subject to accelerated vesting upon the occurrence of specified events including a change of control of the Company and a qualifying termination of Dr. Escolar.
On December 2, 2020, Dr. Escolar provided notice of her intention to resign as the Chief Medical Officer on January 1, 2021. In connection with her resignation, we entered into a separation agreement with Dr. Escolar, (the “Escolar Separation Agreement”) pursuant to which Dr. Escolar is eligible to receive the following severance benefits: (i) payment of 12 months of Dr. Escolar’s base salary as in effect on her date of termination, subject to standard payroll deductions and withholdings; (ii) accelerated vesting of all unvested and outstanding stock options previously awarded to Dr. Escolar, and (iii) payment of Dr. Escolar’s COBRA premiums for the period starting on her separation from the Company and ending on the earliest to occur of (x) 12 months following the separation date; (y) the date Dr. Escolar becomes eligible for substantially equivalent group health insurance coverage through a new employer; or (z) the date Dr. Escolar ceases to be eligible for COBRA continuation coverage for any reason, including plan termination. The payment of the foregoing benefits under the Escolar Separation Agreement was conditioned upon the effectiveness of a general release in favor of the Company. Additionally, pursuant to the terms of the Escolar Separation Agreement, Dr. Escolar also received $166,000 representing 100% of her target bonus for 2020. Such bonus was paid in 2021.
In 2021, the Compensation Committee awarded Dr. Escolar a discretionary bonus of $111,780, for services rendered in 2020. In light of Dr. Escolar’s efforts and ongoing contributions to the Company during a period of transition, we entered into a bonus letter agreement with Dr. Escolar during 2020. Pursuant to this bonus letter agreement, Dr. Escolar was eligible to receive a retention bonus equal to $166,000 with such bonus amount payable on or around the first anniversary of the effective date of her bonus letter agreement. To receive such amount, Dr. Escolar must have remained an employee of the Company through such dates. As a result of her resignation on January 1, 2021, Dr. Escolar did not receive and is not entitled to receive the retention payment set forth in her bonus letter agreement.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table provides information about the number of outstanding equity awards held by our named executive officers at December 31, 2020:

Option Awards (1)(2)
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
William S. Marshall, Ph.D. (7)	6/15/2012	6/15/2012	(3)	15,398	—	$18.30	6/13/2022
	2/22/2016	2/22/2016	(3)	10,453	—	$15.75	2/19/2026
	2/16/2017	2/16/2017	(3)	13,334	—	$165.15	2/16/2027
	1/31/2018	1/31/2018	(4)	15,313	—	$112.50	1/30/2028
	2/6/2019	2/6/2019	(6)	10,312	—	$44.40	2/6/2029
	2/12/2020	2/13/2020	(8)	—	—	$11.93	12/31/2021
	2/12/2020	2/13/2020	(9)	—	—	$11.93	6/20/2023
	2/12/2020	3/12/2020	(10)	6,123	—	$11.93	2/12/2030
Lee Rauch	6/16/2020	6/16/2020	(11)	—	35,383	$14.10	6/16/2030
	9/13/2020	9/13/2020	(12)	3,750	56,250	$13.64	9/13/2030
Jason A. Leverone	6/15/2012	6/15/2012	(3)	3,108	—	$18.30	6/13/2022
	2/22/2016	2/22/2016	(3)	2,344	—	$15.75	2/19/2026
	2/16/2017	2/16/2017	(3)	4,952	216	$165.15	2/16/2027
	1/31/2018	1/31/2018	(4)	3,646	1,355	$112.50	1/30/2028
	2/6/2019	2/6/2019	(6)	2,292	2,709	$44.40	2/6/2029
	2/12/2020	2/13/2020	(8)	—	3,084	$11.93	12/31/2021
	2/12/2020	2/13/2020	(9)	—	3,084	$11.93	6/20/2023
	2/12/2020	3/12/2020	(10)	1,157	5,010	$11.93	2/12/2030
Diana Escolar, M.D.	1/15/2018	1/15/2018	(5)	1,945	723	$133.65	1/14/2028
	2/6/2019	2/6/2019	(6)	765	903	$44.40	2/6/2029
	2/12/2020	2/13/2020	(8)	—	4,500	$11.93	12/31/2021
	2/12/2020	2/13/2020	(9)	—	4,500	$11.93	6/20/2023
	2/12/2020	3/12/2020	(10)	1,688	7,313	$11.93	2/12/2030
____________________
(1)All of the outstanding option awards were granted under and are subject to the terms of either our 2008 Equity Incentive Plan or our 2016 Plan.
(2)The unvested shares subject to these option awards may be subject to accelerated vesting upon a qualifying termination of employment, see “Executive Officer Employment Agreements.”
(3)The option vests as to 1/48 of the shares subject to the option in monthly installments measured from vesting commencement date, subject to continuous service through each applicable vesting date.
(4)6.25% of the shares subject to the option vested on April 30, 2018, and the remaining 93.75% of the shares subject to the option vest thereafter in 45 monthly installments, subject to continuous service through each applicable vesting date.

(5)25% of the shares subject to the option vest on the first anniversary of the vesting commencement date, and the remaining shares subject to the option vest thereafter in 36 monthly installments, subject to continuous service through each applicable vesting date.
(6)6.25% of the shares subject to the option vested on May 7, 2019, and the remaining 93.75% of the shares subject to the option vest thereafter in 45 monthly installments, subject to continuous service through each applicable vesting date.
(7)A portion of Dr. Marshall’s unvested time-based stock options vested in connection with the termination of his employment in 2020. Any stock options that were unvested as of the date of his termination ceased to be eligible for further vesting and were not outstanding as of December 31, 2020, see “Marshall Employment Agreement, Separation Agreement, & Consulting Agreement.”
(8)These stock options were scheduled to vest on completion of a specified milestone related to cobomarsen development, subject to continuous services through such vesting date. These performance conditions are no longer applicable, and the Company has cancelled these stock options in exchange for no consideration.
(9)These stock options were scheduled to vest on completion of a specified milestone related to MRG-229 development, subject to continuous services through such vesting date. These performance conditions are no longer applicable, and the Company has cancelled these stock options in exchange for no consideration.
(10)The shares vest in 48 equal monthly installments beginning on March 12, 2020, subject to continuous services through each applicable vesting date.
(11)25% of the shares vest on June 16, 2021 with the remaining shares vesting in a series of 36 successive equal monthly installments thereafter, subject to continuous services through each applicable vesting date.
(12)The shares vest in 48 equal monthly installments beginning on October 14, 2020, subject to continuous service through each applicable vesting date.
Payments Due Upon Termination of Employment or a Change in Control
We entered into employment agreements with Dr. Marshall, Ms. Rauch, Mr. Leverone, and Dr. Escolar pursuant to which we agreed to make certain payments to our executive officers upon termination of their employment or a change of control of the Company. In connection with their terminations of employment, we also entered into separation agreements with Dr. Marshall, Ms. Rauch and Dr. Escolar. These obligations are discussed above under the heading “Executive Officer Employment Agreements.”
Other Elements of Compensation
Perquisites, Health, Welfare and Retirement Benefits
Our named executive officers were eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, and disability insurance, in each case on the same basis as our other employees. We do not provide perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for all of our employees, including our named executive officers. We provide a 401(k) plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Plan.”
401(k) Plan
We also maintain a defined contribution employee retirement plan for our employees, including our named executive officers. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory limit, which was $19,000 for 2019 and $19,500 for 2020. Participants who are at least 50 years old can also make “catch-up” contributions, which for 2019 and 2020 can be up to an additional $6,000. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following specified procedures. In 2020, we provided matching contributions of up to 50% of the first 4% of each employee’s eligible contributions to the 401(k) plan.
Appointment of a New CEO in 2021
Ms. Rauch resigned from her position as President and Chief Executive Officer following the end of fiscal year 2020 on January 15, 2021. Our Board appointed Dr. Violin as Chief Executive Officer and Principal Executive Officer of the Company, effective as of January 15, 2021. Dr. Violin had previously served as our Chief Operating Officer. In connection with his appointment, we entered into a new employment agreement with Dr. Violin pursuant to which he is entitled to an annual base salary of $567,000 and an annual target bonus equal to 60% of his base salary. On January 18, 2021, Dr. Violin was also awarded an option to purchase up to 800,075 shares of our common stock, with an exercise price of $23.03 per share. This option is scheduled to vest and become exercisable on a ratable monthly basis over a four-year period from the date of grant. If Dr. Violin’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each, as defined in the agreement) or due to death or by disability (collectively, “Involuntary Termination”), Dr. Violin will, subject to the execution of a release in favor of the Company, be entitled to receive: (i) an amount equal to twelve months of base salary, (ii) credit for an additional twelve months of vesting under all outstanding equity awards that are subject to time-based vesting criteria, and (iii) up to twelve months of health insurance reimbursement under COBRA. In the event of Dr. Violin’s Involuntary Termination within one month before or twelve months after a change in control of the Company, Dr. Violin will be entitled to receive the foregoing benefits, but all of his equity awards subject to time-based vesting criteria will accelerate full.
Non-Employee Director Compensation
Annual Compensation
The Company’s non-employee director cash and equity compensation policy specifies that during the 12-month period following the date of each annual meeting, each non-employee director is paid an annual cash retainer of $35,000 for his or her service on our Board of Directors, provided that the non-employee chairperson of the Board of Directors is paid an additional annual cash retainer of $30,000.
In addition to the annual retainer described above, each non-employee director who serves as a chair or member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is paid an annual fee during the 12-month period following the date of each annual meeting of the Company’s stockholders as follows:

	Member Annual Fee (1)	Chairperson Annual Fee
Audit committee	$7,500	$15,000
Compensation committee	5,000	10,000
Nominating and corporate governance committee	3,750	7,500
____________________
(1)    Annual fee paid to each non-employee director (other than the chairperson) who serves as a member of the corresponding committee of the Board of Directors.
Each non-employee director and committee member has the right to elect to receive all or a portion of annual compensation described above in the form of either cash, quarterly restricted common stock based on the closing price of our common stock on The Nasdaq Capital Market on the date of grant, or stock options to purchase common stock based on the Black-Scholes option-pricing model as of the date of grant. Any such election will be made before the start of the fiscal year or within thirty days of first becoming eligible to receive compensation under this policy and with any such stock options or restricted common stock elected by the directors to vest on a quarterly basis in arrears, with stock options to expire ten years from the date of grant.
In February 2021, the Compensation Committee approved changes to our non-employee director cash compensation policy. Under the amended policy, during the 12-month period following the date of each annual meeting, each non-employee director will be paid an annual cash retainer of $40,000 for his or her service on our Board of Directors. The non-employee chairperson of the Board of Directors will be paid an additional annual cash retainer of $30,000. In addition, the Compensation Committee approved an increase in the cash compensation for each non-employee director who serves as non-chair member of the Nominating and Corporate Governance Committee to $4,000.
Equity Awards Granted Upon Annual Re-Election to the Board of Directors
In addition to the compensation described above, each non-employee member of our Board of Directors receives an automatic option grant to purchase 800 shares of our common stock (subject to adjustment for stock splits and similar matters) at each annual meeting once re-elected with an exercise price equal to the fair market value of a share of our common stock on such date. Each equity grant will vest in full on the earlier of the one-year anniversary of the date of grant or our next annual meeting, subject to the non-employee director’s continued service through each applicable vesting date. On February 12, 2020, our Board of Directors approved a one-time increase in the size of the annual stock option grant made to directors. As a result, in 2020, each member of our Board of Directors received an automatic option grant to purchase 1,600 shares of our common stock (subject to adjustment for stock splits and similar matters) at the 2020 annual meeting if re-elected. Other than the number of shares subject to such options, the terms of such options will be consistent with prior-year grants.
In February 2021, the Compensation Committee approved changes to our non-employee director equity compensation policy. Under the amended policy, each non-employee member of our Board receives an automatic option grant to purchase 12,500 shares of our common stock (subject to adjustment for stock splits and similar matters) at each annual meeting once re-elected with an exercise price equal to the fair market value of a share of our common stock on such date. Each equity grant will vest in full on the earlier of the one year anniversary of the date of grant or our next annual meeting, subject to the non-employee director’s continued service through each applicable vesting date.
In February 2021, the Compensation Committee approved a one-time option grant equal to 25,000 shares of common stock to each non-employee member of our Board of Directors. Each equity grant will vest in monthly over a three-year period following the date of grant, subject to the non-employee director’s continued service through each applicable vesting date.
Equity Awards Granted Upon Appointment to the Board of Directors
Each new director elected or appointed to our Board of Directors receives an initial equity grant of options to purchase 1,600 shares of our common stock (subject to adjustment for stock splits and similar matters) upon appointment or election with an exercise price equal to the fair market value of a share of our common stock on such date. Each option grant will vest in 36 equal monthly installments, subject to the non-employee director’s continued service through each applicable vesting date.
In February 2021, the Compensation Committee approved changes to our non-employee director equity compensation policy. Under the amended policy, each new director elected or appointed to our Board receives an initial equity grant of options to purchase 25,000 shares of our common stock (subject to adjustment for stock splits and similar matters) upon appointment or election with an exercise price equal to the fair market value of a share of our common stock on such date. Each option grant will vest in 36 equal monthly installments, subject to the non-employee director’s continued service through each applicable vesting date.

2020 Director Compensation
The table below sets forth the compensation of our non-employee directors for the fiscal year ended December 31, 2020.

Name (1)	Fees Earned or Paid in Cash(2)	Option Awards (3) (4)	All Other Compensation (5)	Total
Christopher J. Bowden	$32,935	$13,007	$—	$45,942
Jeffrey S. Hatfield	$72,500	$13,007	$—	$85,507
Thomas Hughes	$40,139	$13,007	$1,320	$54,466
Kevin Koch	$39,110	$13,007	$—	$52,117
Joseph Turner	$50,883	$13,007	$—	$63,890
Arlene M. Morris	$46,691	$13,007	$—	$59,698
Peter Harwin	$8,832	$10,789	$—	$19,621
Tomas Kiselak	$7,728	$10,789	$—	$18,517
____________________
(1)Dr. Marshall and Ms. Rauch also served as members of our Board of Directors during the fiscal year ended December 31, 2020. Their compensation for serving as our President and Chief Executive Officer in 2020 is reported in the Summary Compensation Table and other compensation tables set forth under “Executive Compensation.” Neither Dr. Marshall nor Ms. Rauch received any additional compensation for their respective service as members of our Board of Directors.
(2)Messrs. Bowden, Hughes and Koch ceased serving as members of our Board of Directors on October 27, 2020. Messrs. Harwin and Kiselak each began serving as members of our Board of Directors on October 28, 2020. The amounts reported in the column “Fees Earned or Paid in Cash” reflect prorated cash fee amounts based on the fiscal quarter(s) during which these individuals served as members of our Board of Directors.
(3)The values set forth in this column do not reflect dollar amounts actually received by our non-employee directors and instead, in accordance with the SEC rules, are based on the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in “Note 12. Share-Based Compensation” in our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 26, 2021. Footnote (3) below lists the aggregate number of shares subject to option awards held by our non-employee directors as of December 31, 2020.
(4)Each person serving as a non-employee director as of December 31, 2020 held options to purchase 1,600 shares of our common stock as of December 31, 2020. In the case of Messrs. Harwin and Kiselak, 89 shares subject to their stock options were vested as of December 31, 2020 with the remaining 1,511 unvested as of such date. In the case of Messrs. Hatfield and Turner and Ms. Morris, all of the 1,600 shares of our common stock subject to their stock options were unvested as of December 31, 2020. Messrs. Bowden, Hughes and Koch forfeited their stock options upon their departures from our Board of Directors and did not hold any equity awards as of December 31, 2020.
(5)The amount in this column for Mr. Hughes represents consulting fees paid to Mr. Hughes for his services following his departure from our Board of Directors.

TRANSACTIONS WITH RELATED PERSONS
Related-Person Transactions Policy and Procedures
In February 2017, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of (x) $120,000 or (y) 1% of the average of our total assets at year end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
Certain Related-Person Transactions
Described below are the transactions and series of similar transactions since January 1, 2019 in which:
•the amounts involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at year end for the last two completed fiscal years; and
•any of the directors, executive officers, holders of more than 5% of our capital stock (sometimes refer to as 5% stockholders below) or any member of their immediate family had or will have a direct or indirect material interest.

Zenas Agreements
In October 2020, Private Viridian entered a license agreement with Zenas BioPharma (Cayman) Limited (“Zenas BioPharma”) to license technology comprising certain materials, patent rights, and know-how to Zenas BioPharma. On October 27, 2020, in connection with the closing of the Private Viridian acquisition, the Company became party to the license agreement with Zenas BioPharma. In February 2021, the Company entered into a letter agreement with Zenas BioPharma in which the Company agreed to provide assistance to Zenas BioPharma with certain activities. In April 2021, the letter agreement was amended to include additional activities. The license agreement and letter agreement (collectively, the “Zenas Agreements”) were negotiated with a single commercial objective and are treated as a combined contract for accounting purposes. Under the terms of the Zenas Agreements, the Company granted Zenas BioPharma an exclusive license to develop, manufacture, and commercialize certain IGF-1R directed antibody products for non-oncology indications in the greater area of China.
The Zenas Agreements may be considered related party transactions because Tellus BioVentures, a 5% or greater stockholder of the Company (on an as-converted basis, assuming that only the shares of Series A Preferred Stock held by Tellus BioVentures are converted into shares of Common Stock), is also a 5% or greater stockholder of Zenas BioPharma and has a seat on Zenas BioPharma’s board of directors.
Cogent Biosciences, Inc. Sublease
In April 2021, the Company entered into a sublease with Cogent Biosciences, Inc. (“Cogent”). Fairmount Funds Management LLC beneficially own more than 5% of our capital stock and Cogent’s capital stock. Under the terms of the nine-month sublease, which expires in December 2021, Cogent will pay us an aggregate of $0.1 million in rent payments plus related taxes and lease operating costs. The sublease was negotiated on an arm’s-length basis and is a market rate transaction on terms that the Company believes are no less favorable than would have been reached with an unrelated third party.
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our executive officers and directors and purchased directors’ and officers’ liability insurance. Our indemnification agreements and bylaws require us to indemnify our directors and officers to the fullest extent permitted under Delaware law.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Statements or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement or other annual meeting materials addressed to those stockholders. This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Secretary at 6200 Lookout Road, Boulder, CO 80301 or contact our Secretary at (720) 643-5200, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

OTHER MATTERS
Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/ Jonathan Violin
Jonathan Violin, Ph.D., President and Chief Executive Officer
Boulder, CO
April 30, 2021
Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available without charge upon written request to: Secretary, Viridian Therapeutics, Inc., 6200 Lookout Road, Boulder, CO 80301.

ANNEX A
CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
VIRIDIAN THERAPEUTICS, INC.
VIRIDIAN THERAPEUTICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:
FIRST: The name of the corporation is Viridian Therapeutics, Inc. (the “Corporation”).
SECOND: The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 17, 2014 under the name Signal Genetics, Inc.
THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Certificate of Incorporation as follows:
1. Article V of the Certificate of Incorporation, as presently in effect, of the Corporation is hereby amended and restated in its entirety as follows:
“ARTICLE V:    A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as specified in the Bylaws of the Corporation, but such number may from time to time be increased or decreased in such manner as may be prescribed by the Bylaws. In no event shall the number of directors be less than the minimum prescribed by law. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide. Directors need not be stockholders.
        B. Except for any directors elected by the holders of any series of Preferred Stock pursuant to any Certificate of Designations relating to any series of Preferred Stock, the members of the Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of this Article V; Class II directors shall initially serve until the second annual meeting of stockholders following the effectiveness of this Article V; and Class III directors shall initially serve until the third annual meeting of stockholders following the effectiveness of this Article V. Commencing with the first annual meeting of stockholders following the effectiveness of this Article V, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office or their earlier resignation or removal. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III.”

In Witness Whereof, Viridian Therapeutics, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer this      day of         , 2021.

Viridian Therapeutics, Inc.

By:
Name:
Title:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46643-P53512

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIRIDIAN THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR all nominees listed, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

	For All	Withhold All	For All Except
1. To elect the Company's four nominees to the Board of Directors, to serve until the next annual meeting and their successors are duly elected and qualified, or to serve for staggered terms ending at the 2022, 2023 and 2024 annual meetings, if Proposal No. 4 is approved.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Peter Harwin
02) Tomas Kiselak
03) Arlene M. Morris
04) Jonathan Violin

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. **If no direction is made, this proxy will be voted FOR all nominees and FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4**. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

D46644-P53512

VIRIDIAN THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JUNE 3, 2021 10:00 AM, MOUNTAIN TIME

The stockholder(s) hereby appoint(s) Jonathan Violin and Jason Leverone, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Viridian Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Mountain Time on June 3, 2021, via the Internet at www.virtualshareholdermeeting.com/VRDN2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE